CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Colorado Wyoming Reserve Company on Form S-8 (File No. 333-39979) of our report dated October 8, 1999, relating to the financial statements which appear in this Form 10-KSB.



HEIN + ASSOCIATES LLP

Denver, Colorado
November 8, 1999